UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 12, 2026
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 West Dillon Rd Louisville, Colorado (Address of Principal Executive Office)	80027 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Biodesix, Inc. (the Company) is filing this Form 8-K/A to its Current Report on Form 8-K filed on January 12, 2026 solely to recharacterize the press release announcing certain preliminary and unaudited financial results of the Company for the fourth quarter and year ended December 31, 2025 as filed rather than furnished. No other changes have been made.

Item 2.02. Results of Operations and Financial Condition.

On January 12, 2026, the Company issued a press release announcing certain preliminary and unaudited financial results of the Company for the fourth quarter and year ended December 31, 2025. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information contained in this Item 2.02 of this Current Report on Form 8-K/A, including Exhibit 99.1 hereto, is being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and shall be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, to the extent specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
99.1	Press Release issued by Biodesix, Inc. dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2026	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer